Law Office of Justin Guenley PLLC

3050 POST OAK BLVD. SUITE 1350, HOUSTON, TX 77056

(713) 552-9499 PHONE | (713) 552-0810 FAX JUSTIN@GUENLEYLAWFIRM.COM

September 30, 2022

Via Email

Re: Bran Urban Growth Fund, LLC

Gentlemen/Ladies:

At your request, we have examined the Interests of Bran Urban Growth Fund, LLC (the “Company”), in connection with the upcoming Registration Statement on Form 1-A (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended, of the Company’s Interests (the “Interests”), all of which are subject to issuance by the Company. At your request we are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Texas Business Organizations Code (“Code”). We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Texas, we have relied upon the Texas Secretary of State records and representations made to us by the Company. In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Interests, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Interests and will not have been modified or rescinded.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)	The Company is a limited liability company validly existing and in good standing, under the laws of the State of Texas

(2)	The Interests that may be issued and sold by the Company will be validly issued, fully paid and non-assessable.

This opinion is intended solely for use in connection with issuance and sale of the Interests subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Regards,

s/ Justin Guenley

Justin Guenley Attorney at Law

EXHIBIT A

to

Legal Opinion Regarding 1-A Registration Statement (the “Opinion Letter”)

of Bran Urban Growth Fund, LLC a Texas limited liability company (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter.

(1)                The Texas Secretary of State database and the Company’s various incorporation documents including: the Certificate of Formation and the Certificate of Filing.

(2)	The Company’s Operating Agreement, certified by the Company’s Secretary.